UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

TERRA ENERGY & RESOURCE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-90272	56-1940918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue, 16th Floor, New York, New York 10016

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 286-9197

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 24, 2008, Ivan Railyan, the Company’s Chairman, resigned from the Company’s Board of Directors, and has been appointed Chief Executive Officer of the Company’s wholly-owned subsidiary, Terra Insight Technologies Corporation (“TITC”), to allow for his concentrated effort for development of the Company’s suite of technologies. In conjunction with such appointment, Dmitry Vilbaum no longer holds the office of Chief Executive Officer of TITC.

On July 24, 2008, Dan Brecher resigned from the Company’s Board of Directors and from his positions with the Company, including as Managing Director and as principal financial officer, with acknowledgement by the Company that he had fully and satisfactorily fulfilled all such duties.

On July 24, 2008, Dr. Alexandre Agaian, the Company’s President as of July 21, 2008, was appointed to the Company’s Board of Directors.

On July 24, 2008, Dmitry Moiseev was appointed to the Company’s Board of Directors.

Dr. Agaian, age 56, co-founded, in May 2007, Helios Petroleum Holding, AG, a Swiss company developing and operating mini-refineries in Russia, and serves as its President and as a member of its Board of Directors. From 2005 to 2007, Dr. Agaian, through his private consulting company, Balance Capital, LLC, participated in structuring several oil and gold projects in Kazakhstan and Ukraine. From May 2003 to July 2005, Dr. Agaian served as President and Chief Executive Officer of BMB Munai, Inc, an oil and gas exploration and production company. Dr. Agaian was one of the founders and member of the Board of Directors of BMB Munai. In 1994, Dr. Agaian founded ANBI Corporation, a New Jersey corporation with business interests and relationships in Russia, Ukraine and Kazakhstan. In 1989, Dr. Agaian co-founded the All-Russian Association of Commercial Banks, a non-commercial organization in the former Soviet Union, and served as Vice President until 1992. In 1988, Dr. Agaian founded the first commercial bank in the USSR, The Innovation Bank of Saint-Petersburg, and served as its Chief Executive Officer until 1994. In 1993, Dr. Agaian was elected as a Corresponding Member of the Engineering Academy of St. Petersburg (Russia). From 1985 to 1988, Dr. Agaian served as Chief Information Officer at the Bank for Industry and Construction. From 1973 until 1985, Dr. Agaian performed scientific work at different research centers and institutes in Tbilissi, Moscow and Leningrad. Dr. Agaian graduated from the State University of Tbilissi (Georgia, former USSR) in 1973, summa cum laude, with a degree in applied cybernetics. He received a Ph.D. in 1980 from The Academy of Science in Moscow in the field of computer networking.

Dmitri Moiseyev, age 37, has been Investment Director at Technoprom Investment Corp. since May 2008. Prior thereto, from May 2002, he served as Senior Portfolio Manager for Berkeley Capital Partners, West Siberia Venture Fund of European Bank for Reconstruction and Development (EBRD). From 1999 to 2002, he served as Vice President on Business Development at National Timber Company, a Sputnik Funds portfolio company. From 1997 to 1999, he served as an Associate for Russia Partners Management, a private equity investment fund. From 1995 to 1996, he worked at Arthur Andersen in Moscow, Russia. He received a graduate diploma in Economics from Moscow State University in 1996.

Each of Dr. Agaian and Mr. Moiseyev is not a director of other reporting companies, is not associated with another director of the Company by family relationships, and has not during the past five years been: involved in a bankruptcy petition or a pending criminal proceeding; convicted in a criminal proceeding excluding traffic and minor offenses; subject to any order, judgment, or decree, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2008	TERRA ENERGY & RESOURCE TECHNOLOGIES, INC. By: /s/ Alexandre Agaian Alexandre Agaian President

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